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                                                                 Exhibit 21.1


                               Subsidiaries                      Jurisdiction
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                    1. B.N. Technology, Inc. dba ICOM.           California
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                    2. Digiweb, Inc.                             Maryland
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                    3. Interliant of Texas, Inc.                 Delaware
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                    4. Net Daemons Associates, Inc.              Massachusetts
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                    5. Sage NDA Acquisition Corp.                Massachusetts
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                    6. Sage Networks Acquisition Corp.           Delaware
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                    7. Telephonetics, Inc.                       Florida
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